Exhibit 10.36
PHINIA INC.
2023 STOCK INCENTIVE PLAN
Stock Unit Award Agreement - Non-Employee Directors
This Stock Unit Award Agreement (the “Agreement”) dated as of ___________, 2025, by and between PHINIA Inc., a Delaware corporation (the “Company”), and _________________ (the “Director”) is entered into as follows:
WITNESSETH:
WHEREAS, the Company has established the PHINIA Inc. 2023 Stock Incentive Plan (the “Plan”), a copy of which is attached hereto, or which has been previously provided to the Director;
WHEREAS, the Corporate Governance Committee of the Board of Directors of the Company has recommended that the Director be granted an Award of Stock Units pursuant to the terms of the Plan and the terms of this Agreement, and the Board of Directors of the Company has approved such recommendation.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter set forth:
1.Award of Stock Units. The Company hereby grants to the Director on this date (the “Grant Date”), ______________ Stock Units, subject to the terms and conditions set forth in the Plan and this Agreement (the “Award”). Each Stock Unit represents a contingent right to receive one share of the Company’s common stock, par value $.01 (a “Share”).
2.Terms of the Plan Shall Govern. The Award is made pursuant to, and is subject to, the Plan, including, without limitation, its provisions governing a Change in Control and cancellation and rescission of Awards. In the case of any conflict between the Plan and this Agreement, the terms of the Plan shall control. Unless otherwise indicated, all capitalized terms contained in this Agreement shall have the meaning assigned to them in the Plan.
3.Vesting of Stock Units. The vesting period for the Stock Units awarded to the Director under this Agreement shall commence with the date of this Agreement set forth above and shall end, for the percentage of the Stock Units indicated below, on the date when the Stock Units shall have vested in accordance with the following schedule:
Vesting Date            Vested Percentage
One-year anniversary of    100% of the Stock Units
Grant Date

Notwithstanding the foregoing, the vesting period shall end on the date of the annual shareholders meeting in the year of the Vesting Date if such annual shareholders meeting occurs prior to the Vesting Date and at least fifty (50) weeks after the date of the annual shareholders meeting in the year in which this Award is granted.
4.Tracking and Settlement of Award.
a.Bookkeeping Account. On the Grant Date, the Company shall credit the Director’s Stock Units to a Stock Unit account established and maintained for the Director on the books of the Company. The account shall constitute the record of the Stock Units awarded to the Director under this Agreement, is solely for accounting purposes, and shall not require a segregation of any Company assets.
b.Issuance of Shares. The Company shall deliver Shares to the Director in settlement of the Stock Units awarded by this Agreement equal to the number of the Director’s vested Stock Units (including any additional Stock Units acquired as a result of dividend equivalents that have vested). Such delivery of Shares shall be made to the Director within thirty (30) days of the date of Director’s Separation from Service, as determined under Section 409A of the Code.
5.Shareholder Rights; Dividend Equivalents.
a.No Shareholder Rights. Prior to the actual delivery of Shares to the Director in settlement of the Stock Units awarded and vested hereunder (if any), the Director shall have no rights as a shareholder with respect to the Stock Units or any underlying Shares, including but not limited to voting or dividend rights.
b.Dividend Equivalents. If the Company pays any cash dividend in respect of Shares after the Grant Date and before the Stock Units are settled in accordance with Section 4(b) of this Agreement, the Director’s Stock Unit account shall be credited with an additional number of Stock Units determined by multiplying (i) the number of Stock Units that is recorded in the Stock Unit account as of the dividend record date by (ii) the cash dividend paid on each Share, dividing the result of such multiplication by (iii) the Fair Market Value of a Share on the dividend payment date, and (iv) rounding the result to the nearest whole number. Credits shall be made effective as of the date of the cash dividend in respect of Shares. Dividend equivalents credited to the Director’s account shall be subject to the same restrictions as the Stock Units in respect of which the dividends were credited, including, without limitation, the vesting conditions and distribution provisions contained herein.
6.Forfeiture of Share Units. Upon the Director’s Termination of Employment prior to the vesting of the Stock Units, the Stock Units shall be forfeited by the Director; provided, however, that in the event of the Director’s Retirement prior to vesting, the Compensation Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions with respect to any or all of the Stock Units covered by this Award.
7.Change in Control. In the event of a Change in Control, this Award shall be treated in accordance with Section 16 of the Plan.
8.Acquisition of Shares For Investment Purposes Only. By his or her signature hereto, the Director hereby agrees with the Company as follows:
a.The Director is acquiring the Shares covered by this Award for investment purposes only and not with a view to resale or other distribution thereof to the public in violation of the Securities Act of 1933, as amended (the “1933 Act”), and shall not dispose of any of the Shares in transactions which, in the opinion of counsel to the Company, violate the 1933 Act, or the rules and regulations thereunder, or any applicable state securities or “blue sky” laws;
b.If any of the Shares covered by this Award shall be registered under the 1933 Act, no public offering (otherwise than on a national securities exchange, as defined in the Exchange Act) of any such shares shall be made by the Director (or any other person) under such circumstances that he or she (or any other such person) may be deemed an underwriter, as defined in the 1933 Act; and
c.The Company shall have the authority to include such stop transfer orders, legends or other restrictions relating to the awarded Shares referring to the foregoing restrictions.
9.Non-transferability. Neither the awarded Stock Units nor this Award may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or as otherwise permitted by the Company, and neither the awarded Stock Units nor this Award shall be subject to execution, attachment or similar process. In addition, by accepting this Award, the Director agrees not to sell any Shares acquired under this Award other than as set forth in the Plan and at a time when applicable laws, Company policies or an agreement between the Company and its underwriters do not prohibit a sale.
10.No Right to Continued Service. Nothing contained in the Plan or this Agreement shall confer upon the Director any right to continue as a director of the Company.
11.Withholding of Taxes. If applicable, no later than the date as of which an amount first becomes includible in the Director’s gross income for Federal income tax purposes, the Director shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local, or foreign taxes of any kind required by law to be withheld.
12.Governing Law. The Award made and actions taken under the Plan and this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without taking into account its conflict of laws provisions.

13.Acceptance of Award. By accepting this Award, the Director agrees to accept the terms of the Award, as set forth in this Agreement and in the Plan. Unless the Company otherwise agrees in writing, this Agreement shall not be effective as a Stock Unit Award if a copy of this Agreement is not signed and returned to the Company (unless the Director accepts this award in an alternative means approved by the Company, which may include electronic acceptance) within ninety (90) days of the date of grant of this Award. If the Director does not sign (or accept using alternative means approved by the Company) this Agreement within ninety (90) days from the date of grant of this Award, the Company may cancel the Award without any requirement to provide notice to the Director. It is solely the Director’s responsibility to accept the Award.
14.Binding Effect. Subject to the limitations stated above, this Agreement shall be binding upon and inure to the benefit of the parties’ respective heirs, legal representatives, successors, and assigns.
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IN WITNESS WHEREOF, PHINIA INC. and the Director have executed this Agreement to be effective as of the date first written above.
PHINIA INC.
By:
Title:     Vice President and Chief
        Human Resource Officer
I acknowledge receipt of a copy of the Plan (either as an attachment hereto or that has been previously received by me) and that I have carefully read this Agreement and the Plan. I agree to be bound by all of the provisions set forth in this Agreement and the Plan.

Date                            [Name]